Exhibit 10.2
April 30, 2015

Mr. Sean Creamer
c/o The Madison Square Garden Company
Two Pennsylvania Plaza
New York, NY 10121

Dear Sean:

As you know, your employment with MSG Holdings, L.P. (“MSG”) will cease on May 4, 2015 (the “Separation Date”), as the result of a mutual agreement between you and MSG. In connection with your resignation, we are prepared to provide you with certain Separation Benefits (as defined in Section 2 below) as set forth in this Agreement (the “Agreement”) in consideration of your executing, delivering and performing all of the terms, conditions and obligations applicable to you under this Agreement. To receive the Separation Benefits set forth in Section 2 below, you must return one originally signed copy of this Agreement to Lawrence Burian, Executive Vice President General Counsel & Secretary, at 2 Penn Plaza, 19th Floor, New York, New York 10121 no later than May 15, 2015.

You acknowledge and agree that the Separation Benefits being provided to you herein are in exchange for your promises, representations, releases, agreements and obligations contained herein and are valuable and sufficient consideration. Now, therefore, you and MSG agree as follows:

1.    Transition of Duties/ Termination of Employment/Effect on Benefits
(a)Transition of Duties/Termination of Employment. Until the Separation Date, you will continue to be paid your existing annual base salary, and you will continue to perform your job responsibilities. As of the Separation Date, your employment will terminate, and you will cease to accrue credit toward vacation, pension vesting or any other benefits.

(b)Officer/Director Positions. Effective as of the Separation Date, you will no longer serve as an officer of The Madison Square Garden Company or any of its subsidiaries, or as a member of the Board of Directors of Tribeca Enterprises LLC or the Garden of Dreams Foundation.

(c)Return of Company Property. You acknowledge and agree that as of the Separation Date, you will return to MSG all of the Company’s (as defined in Section 3(a) below) property, including, without limitation, Confidential and Proprietary Information (as defined in Annex I to your Employment Agreement, dated August 5, 2014 (the “Employment Agreement”)), office keys, Company identification cards, access, and other passes, and all documents, files, equipment, computers, laptops, printers, cell phones, monitors, telephones, smartphones or other personal electronic devices, fax machines, credit cards, computer software, flash drives, discs and access materials and other property prepared by, for or belonging to the Company (all of such property being referred to herein as “Company Property”).

(d)Health Coverage. Your Company-sponsored medical, dental and vision coverage, if any, will cease as of the last day of the month in which the Separation Date occurs. You may be eligible to

THE MADISON SQUARE GARDEN COMPANY
TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

obtain continuation coverage for a period of time thereafter pursuant to the federal COBRA statute by returning an election form and paying the required premiums on a timely basis.

(e)Life, Disability and AD&D Insurance. Your Company-sponsored life, long-term disability and accidental death and dismemberment (“AD&D”) insurance coverage will cease as of the Separation Date. There is a thirty-one- (31-) day grace period after the Separation Date during which you may convert your Company-sponsored life insurance and supplemental AD&D coverage to a private policy.

(f)Retirement Plans. Any vested benefits that you may have accrued under any of the MSG Holdings, L.P. 401(k) Savings Plan; the Madison Square Garden, L.P. Excess Savings Plan; the MSG Holdings, L.P. Cash Balance Pension Plan; the Madison Square Garden, L.P. Excess Cash Balance Plan; or any other Company-sponsored benefit plan (the “Plans”) will be payable after the Separation Date in accordance with the terms of those Plans, as explained in the summary plan descriptions you have previously received. As a result of the termination of your employment on the Separation Date, pursuant to the terms and conditions of the Plans, you will forfeit all benefits that are not vested as of the Separation Date. You may obtain additional copies of the summary plan descriptions from the Corporate Benefits Department.

(g)Outstanding Awards. As of the Separation Date, all then outstanding awards previously granted to you under the MSG 2010 Employee Stock Plan or the MSG 2010 Cash Incentive Plan will be forfeited in accordance with their terms.

(h)Vacation. You will be paid for any accrued and unused vacation day pay to which you may have been entitled under Company policies (and as limited thereby) through the Separation Date as soon as reasonably practicable after the Separation Date.

2.    Separation Benefits
Subject to the terms and conditions contained in this Agreement, if you: (i) execute and deliver this Agreement to Lawrence Burian by May 15, 2015, (ii) have complied with all of the terms, conditions and obligations applicable to you under this Agreement, and (iii) do not revoke this Agreement during the revocation period set forth in Section 6(a) below:
(a)Payment. MSG will pay you Five Hundred Fifty Thousand Dollars ($550,000), subject to reduction for applicable tax withholdings (the “Payment”). The Payment will be paid to you in a single, lump sum payment as soon as reasonably practicable (but in all events within 30 days) following the Effective Date of this Agreement (as defined in Section 6(b) below).

(b)Temporary Housing. MSG will assume (or otherwise pay) the obligations under your temporary housing arrangement in Manhattan (a copy of which arrangement you have previously provided to the Company) through the remainder of the existing term. You agree to vacate and not otherwise use the premises reasonably promptly after the Separation Date and allow (to the extent permissible) Company usage of such premises. You will remain entitled to receive any security deposit amounts that were paid by you in connection with this temporary housing arrangement and that are returned at the conclusion of the term of the arrangement.

THE MADISON SQUARE GARDEN COMPANY
TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

(c) No Other Severance or Separation Benefits. For purposes of this Agreement, the payment set forth in this Section 2 shall be referred to as the “Separation Benefits.” The Separation Benefits represent a complete settlement, release and waiver of any claims for allegedly lost wages, benefits, bonuses, or other compensation, mental, physical or other personal injuries, pain and suffering, and costs in connection with any other relief you may seek or claim you may have against the Company. You agree that no other monies or relief are due to you, other than the payments provided for in this Agreement in consideration of your general release of all claims that you have, may have or may have had against the Releasees (as defined in Section 3(a) below). Accordingly, you acknowledge and agree that you are not entitled to any of the payments or benefits set forth in the Employment Agreement with respect to a separation from service prior to the Expiration Date (as set forth therein).

3.    Release
(a)    You, on behalf of yourself, your heirs, executors, administrators and/or assigns, do hereby release and discharge MSG, together with its direct and indirect parent corporations, subsidiaries, affiliates, joint ventures, partners, and related entities, past, present and future, and its or their predecessors, successors and assigns (collectively, the “Company”), and its or their officers, directors, employees, consultants, agents, insurers, reinsurers, shareholders, representatives and assigns, past, present and future (collectively with the Company, the “Releasees”), of and from any and all legally waivable suits, debts, complaints, claims, liabilities, demands or causes of action, or any right to any other monetary recovery or personal relief, known or unknown, of whatever nature, which you, or any of your heirs, executors, administrators, and assigns ever had or now have against each or any of the Releasees, based upon or arising from any fact or set of facts, whether known or unknown to you, from the beginning of time to the date of execution of this Agreement, including, without limitation, any and all claims arising out of or relating to your employment by MSG or the Company, or the termination of your employment. Without limiting the generality of the foregoing, this Release includes any claim or right based upon or arising under any federal, state or local fair employment practices or equal opportunity laws, including, but not limited to, any and all claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1870, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act, the New York Human Rights Law, the New York Labor Law, the New York Executive Law, the New York Wage and Hour Laws, the New York Civil Rights Law, the New York City Human Rights Law, the Sarbanes-Oxley Act, each as amended, and any and all other federal, state or local statutory or common law claims, now or hereafter recognized, including but not limited to, any claims for economic loss, compensatory damages, punitive damages, liquidated damages, attorneys’ fees, expenses and costs.
(b)    Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by you of: (i) any claim or right that may arise after the execution of this Agreement; (ii) your right to participate in or cooperate with a proceeding with any federal, state or local government agency enforcing discrimination laws; or (iii) any claim or right you may have under this Agreement.
(c)    You further agree and covenant that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding, or if any person, organization, or other entity has filed, charged, claimed, sued, or caused or permitted to be filed any civil action, suit or legal proceeding, against any of the Releasees involving any matter occurring at any time in

THE MADISON SQUARE GARDEN COMPANY
TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

the past, you are not entitled to and will not seek or accept monetary relief in such civil action, suit or legal proceeding.
(d)    You affirm that you have reported to the Company in writing any work-related physical or mental injury, illness or impairment which you may have experienced.
4.    Continuing Obligations

The obligations imposed upon you in Annex I of the Employment Agreement, as set forth therein, shall remain in full force and effect after the Separation Date, and are incorporated herein by reference. You are expressly permitted to advise any potential employer or person or entity with whom/which you may enter into a business or other professional relationship that you are subject to the restrictive covenants and other obligations set forth in Annex I of the Employment Agreement. For the avoidance of doubt, the provisions of Annex II of the Employment Agreement shall not be effective as of the Separation Date.
5.    Right to Counsel/Voluntary Waiver

The Company advises you to consult with a lawyer before executing this Agreement and you acknowledge that you: (i) have been provided with a period of at least twenty-one (21) days to do so, (ii) have read this Agreement (including, but not limited to, the “Release” in Section 3(a) above), (iii) fully understand the terms of this Agreement, and (iv) have executed this Agreement knowingly and voluntarily and without coercion, whether express or implied.
6.    Revocation

(a)    Right to Revoke. You may revoke this Agreement within seven (7) days after the date on which you sign it. This Agreement will not be binding or enforceable until that seven- (7-) day period has expired. If you decide to revoke this Agreement, you must notify us of your revocation in a letter signed by you and received by Lawrence Burian no later than 5:00 p.m. on the seventh (7th) day after you signed this Agreement. A letter of revocation that is not received by the seventh (7th) day after you have signed the Agreement will be invalid and will not revoke this Agreement.

(b)    Effective Date of Agreement. If you have not revoked this Agreement in accordance with this Section 6, the eighth (8th) day after the date on which you sign this Agreement shall be the “Effective Date” of this Agreement.
7.    Choice of Law/Forum/Waiver of Jury Trial/Contract Interpretation

(a)    This Agreement shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York without reference to its conflict of law principles.
(b)    You hereby irrevocably submit to the jurisdiction of the New York Supreme Court located in Manhattan and the United States District Court for the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and you hereby waive, and

THE MADISON SQUARE GARDEN COMPANY
TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.
(c)    You hereby waive any right to a jury trial on any issue in any controversy relating to, arising out of, pertaining to or affecting this Agreement, your employment by MSG or the Company, and/or the termination of your employment, including, but not limited to, any federal or state statutory or common law claims, including, but not limited to, any right to a jury trial provided by statute, the Seventh Amendment to the United States Constitution, or any other authority.

(d)    You agree that the language of all parts of this Agreement shall be construed as a whole, and according to their fair meaning and not strictly for or against you or the Company.
8.    Additional Provisions

(a)    Breach of Agreement. You hereby acknowledge and agree that your breach or threatened breach of Section 4 of this Agreement will cause irreparable harm to the Company for which monetary damages alone will not provide an adequate remedy. Accordingly, the Company, in addition to any other rights or remedies available to it under this Agreement or otherwise, will be entitled to an injunction to be issued by any court of competent jurisdiction restraining you from committing or continuing any violation of such provision, without the necessity of showing actual damage and without any bond or other security being required.
(b)    Withholdings. The Company may withhold from any payment due hereunder any taxes or other withholdings that are required to be withheld under any law, rule or regulation.
(c)    Non-Admission of Liability. The parties agree and acknowledge that the agreement by MSG described herein, and the settlement and termination of any asserted or unasserted claims against any of the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed, contractual or otherwise, by any of the Releasees to you.
(d)    Entire Agreement. Except as otherwise provided herein, this Agreement sets forth the entire agreement of the parties concerning its subject matter, and supersedes any and all prior agreements, discussions, understandings, promises and expectations. This Agreement may be modified only by a written instrument signed by you and by MSG.
(e)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, provided that you may not assign this Agreement without the express written consent of MSG, except that in the event of your death, the personal representative of your estate shall have the right to receive any amount owing and unpaid to you by MSG under this Agreement.
(f)    Severability. In the event any paragraph, section, sentence, provision, or clause of this Agreement, or portion thereof, shall be determined to be illegal, invalid, or unenforceable, the remainder of this Agreement, and the remainder of any such paragraph, section, sentence, provision, or clause shall not be affected and shall be given full effect without regard to the illegal, invalid or unenforceable portion.

THE MADISON SQUARE GARDEN COMPANY
TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

9.    Acknowledgments and Waivers Including Express Waiver Under the ADEA

By signing below, you certify and acknowledge as follows:
(a)That you have read the terms of this Agreement, and that you understand its terms and effects, including the fact that under this Agreement you have agreed to RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of or relating to your employment by MSG or the Company, or the termination of your employment, up and through the date of your execution of this Agreement, including any and all claims relating to age discrimination under the ADEA;

(b)    That you have signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which you acknowledge is adequate and satisfactory to you and which you acknowledge is in addition to any other benefits to which you are otherwise entitled;
(c)    That you have been and are hereby advised in writing to consult with an attorney prior to signing this Agreement, and that you have been given an adequate opportunity to do so;
(d)    That under this Agreement you do not waive rights or claims that you may have under this Agreement or that may arise after the date this Agreement is executed;
(e)    That MSG has provided you with a period of at least twenty-one (21) days within which to consider this Agreement, and that you have signed on the date indicated below after concluding that this Agreement is satisfactory to you;
(f)    That if you choose to execute this Agreement before the expiration of the twenty-one- (21-) day period, you do so freely, voluntarily and with full knowledge of your rights; and
(g)    That this Agreement may be revoked by you within seven (7) calendar days after you execute this Agreement, in accordance with Section 6(a) above, and it shall not become effective until the expiration of such seven- (7-) day revocation period.
We wish you luck in your future endeavors.    Sincerely yours,

/s/ James L. Dolan

James L. Dolan
Executive Chairman

Accepted and Agreed to:

/s/ Sean Creamer
Sean Creamer

Date: April 30, 2015

THE MADISON SQUARE GARDEN COMPANY
TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091